EXHIBIT 99.1

INVESTOR CONTACTS:
Universal Power Group, Inc.                         Cameron Associates
Mimi Tan or Roger Tannery, 469-892-1122             Amy Glynn, CFA, 212-554-5464
tanm@upgi.com                                       amy@cameronassoc.com
tanneryr@upgi.com


       UNIVERSAL POWER GROUP ANNOUNCES ITS ANNUAL MEETING OF SHAREHOLDERS
         HAS BEEN RESCHEDULED AND WILL BE HELD ON OR ABOUT JULY 31, 2008

CARROLLTON, TEXAS, -- JUNE 3, 2008 -- Universal Power Group, Inc. (AMEX: UPG) a leading provider of third-party logistics and supply chain management services, and a global distributor of batteries, security products and related portable power products today announced that its annual shareholders meeting scheduled for Tuesday, June 10, 2008, has been rescheduled and will be held on or about July 31, 2008. The company will file new proxy materials to reflect the fact that the Board has decided to reduce the number of directors constituting the entire Board to be elected at the forthcoming annual meeting to seven. The current proxy materials recommend that shareholders approve a slate of nine directors. The company expects to mail new proxy materials in approximately 30 days.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group's (www.upgi.com) supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, related portable power products, 12-volt DC accessories, and security products such as alarm panels, perimeter controls, speakers, sirens, and more.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

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